Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-1900 to Form S-8, as amended, of our report dated June 23, 2006 (June 29, 2007 as to the effects of the adoption of FASB Staff Position AAG INV-1 and SOP 94-4-1 described in Note 2), appearing in this Annual Report on Form 11-K of the Brown & Brown, Inc. Employees’ Savings Plan and Trust for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Jacksonville, Florida
June 29, 2007